UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : April 5, 2007

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On April 5, 2007, Richardson Electronics, Ltd. issued a press release announcing its conference call to discuss its third quarter fiscal 2007 results. A copy of the press release is furnished below:

Richardson Announces Date of Third Quarter Fiscal 2007 Conference Call

LaFox, IL, Thursday, April 5, 2007: Richardson Electronics, Ltd. (NASDAQ: RELL) plans to release its financial results for the third quarter ended March 3, 2007 after the close of business on Wednesday, April 11, 2007. The release will be distributed by Business Wire and will be available on the Company’s website at www.rell.com.

On Thursday, April 12, 2007 at 9:00 a.m. CDT, Mr. Edward J. Richardson, Chairman and Chief Executive Officer, will host a conference call to discuss the release. A question and answer session will be included as part of the call’s agenda. To listen to the call, please dial 888-428-4473 approximately five minutes prior to the start of the call. A replay of the call will be available from 12:30 p.m. on April 12, 2007 through August 8, 2007. The telephone numbers for the replay are (USA) 800-475-6701 and (International) 320-365-3844; access code 869436.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “Engineered Solutions,” serving the RF, Wireless & Power Conversion; Electron Device; Security; and Display Systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: April 10, 2007	By:	/s/ David J. DeNeve
	Name:	David J. DeNeve
	Title:	Senior Vice President and Chief Financial Officer